CONFIDENTIAL TREATMENT REQUEST
[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of this 4th day of January, 2008 (the "Effective Date") by and among GENERAL SCIENTIFIC CORPORATION ("Complainant" or "GSC"), a corporation organized and existing under the laws of Michigan, on the one hand, and SHEERVISISON, INC., a corporation organized and existing under the laws of California, ("Respondent" or "SV), and ASIAN SOURCING CORPORATION ("AS"), a corporation organized and existing under the laws of California, on the other hand. GSC, SV, and AS are sometimes referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, pursuant to a complaint filed by GSC, the U.S. International Trade Commission instituted *Certain Magnifying Loupe Products and Components Thereof,* Inv. No. 337-TA-611 (the "Investigation") under Section 337 of the Tariff Act of 1930, as amended (19 U.S.C. § 1337) concerning alleged unfair acts by SV, which is still pending; and

WHEREAS, the Parties now desire to enter into this Agreement providing for a full, final, complete and global settlement of the subject matter of the Investigation, and for certain releases and covenants not to sue, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:

1. DEFINITIONS

The following capitalized terms used in this Agreement shall have the meanings set forth below:

1.1 "Affiliates" shall mean and include any current, former, or future parent, subsidiary, predecessor-in-interest, or successor-in-interest, and any other corporation, company, joint venture, partnership, firm, or other entity.

1.2 "Exhausts" and "Exhausted" shall mean all claims of a Patent, including method claims, are fully exhausted with respect to a product (regardless of whether the product has any substantial, commercially viable, reasonable or other

non-infringing use), regardless of whether such product is Exploited in whole or in part within or outside of the United States.

1.3 "Exploit" shall mean own, order, design (including for or on behalf of a third party), purchase, obtain, acquire, receive, build, make, have made, use, have used, sell, offer to sell, license, deliver, lease, import, export and/or otherwise dispose of or otherwise exploit and the exercise of all other activities to obtain relief under Title 35 of the United States Code and foreign counterparts thereto (as the foregoing may be amended or superceded from time to time), whether any of the foregoing occur prior to, as of, or after the Effective Date. "Exploited," "Exploitation," and other variations of the word "Exploit" shall have correlative meanings.

1.4 "Infringement" shall mean direct and indirect patent infringement, including, without limitation, contributory infringement and inducement of infringement, and infringement under the doctrine of equivalents in any jurisdiction worldwide.

1.5 "Patents" shall mean U.S. Patent Numbers 6,704,141; 5,446,507; and 6,513,929 and any related patent applications (and any patents issuing thereon), including parents, provisionals, substitutes, renewals, continuations, continuations-in-part, divisionals, foreign counterparts, reissues, oppositions, continued examinations, reexaminations and extensions of any of the foregoing, whether filed before or after the Effective Date.

1.6 "Covenanted Products" shall mean the products shown in Exhibits A, B, and C to this Agreement. The Covenanted Product shown in Exhibit A [*]. Until [*], Covenanted Products shall also mean the product shown in Exhibit D, which product [*], but this covenant to make/use/sell the product shown in Exhibit D will expire on [*]. SV and AS will cease and desist from all importation into the United States, sale for importation into the United States, and sale in the United States after importation of the product in Exhibit D, which product [*].

1.7 "Third Party" and " Third Parties" shall mean, with respect to SV and AS and their respective Affiliates, all of their past, present, or future representatives, agents, direct and indirect customers, licensees, sublicensees, direct and indirect buyers, vendors, users, distributors, resellers, original equipment manufacturers, value-added resellers, direct and indirect suppliers, importers, exporters, retailers, contractors, consultants, contract manufacturers, fabricators, replicators, predecessors, assigns, directors, officers, partners (general and limited), employees, agents, attorneys, insurers, and servants of, as applicable, SV, AS and/or their respective Affiliates.

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

2. EXHAUSTION OF INVENTORY

2.1 SV and AS will cease and desist from all importation into the United States, sale for importation into the United States, and sale in the United States after importation of the Product in Exhibit D, which product [*].

2.2 All importations and sales made pursuant to paragraph 2.1 shall be covered by the terms of paragraphs 3.1 and 4.1.

3. RELEASE AND DISMISSAL OF THE LAWSUIT

3.1 Release to SV and AS. GSC, on behalf of itself and its Affiliates, hereby fully and forever irrevocably and unconditionally releases, acquits, and discharges SV and AS, and their respective Affiliates and Third Parties (individually, the "Released Party" and collectively, the "Released Parties") from all claims, liabilities, or damages in whatever form arising from or based on, directly or indirectly, actions by SV or AS that occurred prior to the effective date of this Settlement and Release Agreement and that related to the claims asserted by GSC in the Investigation.

3.2 Release to GSC. SV hereby fully and forever irrevocably and unconditionally releases, acquits and discharges GSC from all claims, liabilities, or damages in whatever form arising from or based on, directly or indirectly, actions by GSC that occurred prior to the effective date of this Settlement and Release Agreement and that related to the claims asserted by GSC in the Investigation.

3.3 Termination of Investigation. Within five (5) days after execution of this Agreement, GSC and SV shall file a Joint Motion to Terminate the Investigation as to SV, along with a Consent Order Stipulation, and a Proposed Consent Order in the form of Exhibit E attached hereto. GSC and SV shall bear their own attorneys fees and costs with regard to the Investigation, such filings, and this Agreement.

3.4 Agreement Obligations Not Released. Neither the release to SV in Section 3.1 herein, nor the release to GSC in Section 3.2 herein, releases any Party or its Affiliates from its respective obligations under this Agreement or under any protective orders entered in the Investigation or prevents any Party or its Affiliates from enforcing the terms and conditions of this Agreement against any other Party or its Affiliates.

4. COVENANT NOT TO SUE

4.1 Covenant Not to Sue SV and AS. GSC hereby covenants and agrees that it will never assert, pursue, encourage, support, assist, or join in any action or litigation asserting any claim related to the Covenanted Products against SV or AS or their Affiliates or Third Parties for Infringement of the Patents.

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

5. REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 SV's and AS's Representations and Warranties. SV and AS represent and warrant to GSC that they have all requisite legal right, power, and authority to execute, deliver, and perform this Agreement.

5.2 GSC's Representations and Warranties. GSC represents and warrants to SV and AS that: (a) it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement; (b) it exclusively owns the Patents, and that no other third party owns any right (including ownership rights) in and to the Patents, including all rights to recover for infringement of the Patents by SV or AS or any other claims asserted in the Investigation against SV ; and (c) it has not granted and will not grant any rights, under the Patents, GSC's claims or otherwise, that would conflict with or prevent the rights granted to SV or AS hereunder. GSC represents and warrants that there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent or impair the full and complete exercise of the terms and conditions of this Agreement.

5.3 Warranty Against Assignment. GSC, on behalf of its successors and assigns, hereby warrants and covenants that it will not transfer or assign, and, prior to the Effective Date of this Agreement, has not transferred or assigned, to any third party any claims or demands that it has or may have against SV or AS or any of their successors, parents, subsidiaries, Affiliates, and Third Parties arising out of, or in connection with, the Patents or the Investigation.

6. TERM & TERMINATION

6.1 Effective Date. When signed by all Parties, this Agreement shall be deemed effective as of the Effective Date and remain in effect until the last of the Patents expires.

6.2 Termination. This Agreement may only be terminated upon the mutual written agreement of all Parties.

6.3 Survival. The provisions of Sections 1-3, 5, 6.3 and 7 shall survive any termination of this Agreement.

7. MISCELLANEOUS PROVISIONS

7.1 Assignment and Binding Effect. GSC, SV, and AS may not assign any rights or delegate any duties under this Agreement to any third party without the prior written consent of all Parties, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, SV, GSC, and AS may: (a) assign or extend its rights under this Agreement to any of their Affiliates; and (b) assign or

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

extend its rights and delegate its duties to (i) an acquirer of all or substantially all of the equity or assets of its business or a business unit to which this Agreement relates, or (ii) the surviving entity in any merger, consolidation, equity exchange, or reorganization of its business to which this Agreement relates. Any assignment of rights or delegation of duties by SV, GSC, or AS to an acquirer or a surviving entity does not provide the acquirer or the surviving entity with any rights, licenses, releases, or covenants not to sue with respect to any business, services, processes, or products of the acquirer or the surviving entity other than such business (including all services, processes, and products offered therein as the same may be further developed, replaced, or succeeded) acquired or otherwise transferred from SV, GSC, or AS. All releases and covenants contained herein shall run with the Patents and shall be binding on any successors-in-interest or assigns thereof. GSC and its Affiliates shall not assign, or grant any right to enforce any Patent, or that would conflict with the rights granted hereunder, to any other party unless such assignment or grant is subject to all of the terms and conditions of this Agreement, and such other party executes an agreement agreeing to be bound by all of the terms and conditions of this Agreement, including a requirement to bind all further successors-in-interest or assigns thereof to the terms and conditions of this Agreement. Any attempted assignment or grant in contravention of this Section 7.1 shall be null and void; ; but if not null and void, then any assignment or transfer of any Patent without an executed agreement by such other party agreeing to be bound by all of the terms and conditions of this Agreement shall automatically convert each covenant provided for under this Agreement into a worldwide, exclusive, perpetual, royalty-free, fully paid-up, and irrevocable license under every Patent to all beneficiaries of such covenant under this Agreement for all Covenanted Products. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their successors and permitted assigns.

7.2 Right to Enforce the Patents. Subject to the terms and conditions of this Agreement, GSC specifically retains all rights under the Patents, including the right to bring and pursue lawsuits and take any other actions to enforce the Patents against any third party not released in Section 3.1, subject to the covenants of Sections 4.1 , or otherwise granted rights under this Agreement.

7.3 Entire Agreement; Modifications; Waiver. This Agreement constitutes and contains the entire agreement among GSC, SV, and AS and supersedes any and all prior agreements, representations, negotiations, conversations, correspondence, understandings, and letters, whether oral or written, of any kind or nature, respecting the subject matter hereof. This Agreement may be not amended, or modified or one or more provisions hereof waived, except by a written instrument signed by the Parties.

7.4 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered: (a) upon receipt, if delivered by hand; (b) the next business day after being sent by a prepaid, nationally-recognized, overnight air

courier, (c) five (5) business days after being sent by registered or certified airmail, return receipt required, postage prepaid, and (d) upon transmittal when transmitted by confirmed telecopy (provided that such notice is followed notice pursuant to any of (a) - (c) above). All notices shall be addressed as follows:

If to SV:

Sheervision, Inc.
4030 Palos Verdes Drive North, Suite 104
Rolling Hills Estates, CA 90274
Attention: Office of the President

with a copy to:

Wagner, Anderson & Bright LLP
3541 Ocean View Boulevard
Glendale, California 91208
Tel. (818) 249-9300
Fax: (818) 249-9335
Attn: Patrick F. Bright, Esq.

If to GSC:

General Scientific Corporation
77 Enterprise Drive
Ann Arbor, Michigan 48103
Attn: Office of the President

with a copy to:

Gifford, Krass, Sprinkle, Anderson & Citkowski, P. C.
2701 Troy Center Drive, Suite 7021
Troy, MI 48007-7021
Tel: (248) 647-6000
Fax: (248) 647-5210
Attn: John Posa, Esq.

If to AS:

Asian Sourcing Corporation
Mr. Handson Ho, President
474 San Leandro Drive
Diamond Bar, CA 91765

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

7.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the federal patent laws of the United States and the laws of the State of Michigan without regard to principles of conflicts of law.

7.6 No License to GSC. Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any patent, patent application, trademark, service name, service mark, trade dress, trade secret, or other intellectual property belonging to SV, its Affiliates, and Third Parties.

7.7 Headings. The headings and captions are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.8 Construction and Voluntary Execution. Regardless of which Party may have drafted this Agreement or any part thereof, no rule of strict construction shall be applied against any Party. This Agreement is executed voluntarily by the Parties hereto without any duress or undue influence on the part of either of them. The Parties acknowledge that they have read and fully understand the provisions of the Agreement and have relied on the advice and representation of legal counsel of their own choosing. As used herein, "includes", "including", "included" and other variations of such terms shall be deemed to be followed by the phrase "without limitation" or "but not limited to."

7.9 Non-Agency. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between or among SV, GSC, and AS. SV, GSC, and AS shall not incur any debts or make any commitments for the other. There is no fiduciary duty or special relationship of any kind between or among SV, GSC, and AS. SV, GSC, and AS each expressly disclaim any reliance on any act, word, or deed of the other in entering into this Agreement.

7.10 Severability. If one or more provisions or parts of this Agreement should be ruled contrary to law by a court of competent jurisdiction, then such provisions or parts shall be deemed separate from the remaining provisions or parts thereof and shall in no way affect the validity or enforceability of any remaining provisions of this Agreement unless the effect of such provision being held contrary to law would frustrate the attainment of the Parties' desire to settle all outstanding proceedings between them regarding the Patents.

7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the Effective Date.

SHEERVISION, INC

Dated this ___ day of January, 2008

By:_________________________

Name:_______________________

Title:________________________

ASIAN SOURCING CORPORATION

Dated this ___ day of January, 2008

By:_________________________

Name:_______________________

Title:________________________

GENERAL SCIENTIFIC CORPORATION

Dated this ___ day of January, 2008

By:_________________________

Name:_______________________

Title:________________________

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

EXHIBIT A

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

EXHIBIT B

[*]

*Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C

[*]

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

[*]

EXHIBIT D

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

Exhibit E

UNITED STATES INTERNATIONAL TRADE COMMISSION
WASHINGTON, D.C.

Before The Honorable Charles E. Bullock
Administrative Law Judge

IN THE MATTER OF **CERTAIN MAGNIFYING LOUPE PRODUCTS AND COMPONENTS, THEREOF**	**Investigation No. 337-TA-611**

JOINT MOTION FOR TERMINATION OF RESPONDENT SHEERVISION ON THE BASIS OF A SETTLEMENT AGREEMENT AND ENTRY OF CONSENT ORDER PURSUANT TO 19 C.F.R. §§ 210.21(b) AND 210.21(c).

Complainant General Scientific Corporation ("GSC") and Respondent SheerVision, Inc. ("SheerVision"), jointly move pursuant to 19 C.F.R. §§ 210.21(b) and 210.21(c) for the partial termination of this investigation as to SheerVision by reason of settlement and entry of a Consent Order. The Stipulation of SheerVision to Entry of a Consent Order is attached as Exhibit A. The proposed Consent Order is attached as Exhibit B. The Settlement and Release Agreement among GSC, SheerVision, and third party Asian Sourcing Corporation is attached as Exhibit C. There are no other agreements, written or oral, express or implied between the parties concerning the subject matter of this investigation.

Because Commission policy and the public interest generally favor settlements, and termination based on a settlement agreement is routinely granted, the parties urge that this joint motion to terminate SheerVision from this investigation based on settlement and a Consent Order be granted. There is no evidence that termination of this investigation as to SheerVision, as requested in the joint motion, will prejudice the public interest or the U.S. consumer. Indeed, settlement as a means of alternative dispute resolution is generally in the

***Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

public interest. *See, e.g., Certain Tissue Converting Machinery, Including Rewinders, Tail Sealers, Trim Removers, and Components Thereof*, Order No. 14 at 5 (March 13, 2006). Accordingly, GSC and SheerVision jointly request that the Judge issue an Initial Determination terminating this investigation with respect to SheerVision.

GSC and SheerVision also respectfully request that the Judge stay the procedural schedule in this investigation pending a Commission ruling on the motion to terminate SheerVision. Staying the procedural schedule in light of the motion to terminate SheerVision would conserve Commission and private party resources. The only other named Respondent in this investigation, Nanjing Jinhai I/E/ Co., Ltd. ("Nanjing"), has not answered the Complaint and Notice of Investigation and has not otherwise participated in this investigation. Accordingly, staying the procedural schedule will not prejudice or otherwise adversely affect Nanjing.

Counsel for GSC contacted the Commission Investigative Staff ("Staff") to get the Staff's position on this motion. The Staff indicated that they [do not oppose the motion to stay the procedural schedule and that they would take a position regarding termination of SheerVision from the investigation after reviewing this pleading.]

Respectfully submitted,

Counsel for General Scientific Corporation

____

John G. Posa (Reg. No. 37,424)
Gifford, Krass, Groh, Sprinkle,
Anderson & Citkowski, P.C.
2701 Troy Center Drive, Suite 330
P.O. Box 7021
Troy, Michigan 48007-7021

Jay H. Reiziss
Bryan Cave LLP
700 13th Street, N.W.
Washington, DC 20005

Counsel for SheerVision, Inc.

____

Patrick F. Bright
Wagner Anderson & Bright LLP
3541 Ocean View Boulevard
Glendale, CA 91208

Tom M. Schaumberg
Jamie D. Underwood
Adduci Mastriani & Schaumberg LLP
1200 17th Street, NW, 5th Floor
Washington, DC 20036

Dated: January __, 2008

***Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

UNITED STATES INTERNATIONAL TRADE COMMISSION
WASHINGTON, DC

Before the Honorable Charles E. Bullock

In the Matter of **CERTAIN MAGNIFYING LOUPE PRODUCTS AND COMPONENTS THEREOF**	**Investigation No. 337-TA-611**

CONSENT ORDER STIPULATION

WHEREAS, the U.S. International Trade Commission ("Commission" or "ITC") on August 1, 2007 (72 Fed. Reg. 42111-42112 (Aug. 1, 2007), instituted the above-captioned investigation under Section 337 of the Tariff Act of 1930, as amended, (19 U.S.C. § 1337) based upon the allegations contained in the complaint filed by Complainant General Scientific Corporation ("GSC" or "Complainant"), which allege unfair acts in the importation into the United States, the sale for importation and the sale within the United States after importation of certain magnifying loupe products, by among others, respondent Sheervision, Inc. ("Respondent" or "SV") ("Accused Products") that are alleged to infringe U.S. Patent Nos. 5,446,507, 6,513,929, and 6,704,141 ("the Asserted Patents") ;

WHEREAS, SV is willing to accept entry of the Consent Order submitted concurrently herewith by the Commission and agrees to all waivers and other provisions as required by 19 C.F.R. § 210.21; and

WHEREAS, SV agrees to all terms set forth in the Consent Order.

IT IS HEREBY STIPULATED by GSC and SV in support of the Joint Motion to Terminate the Investigation based upon a Consent Order as follows:

1. The Commission has *in rem* jurisdiction over the two accused loupe products that are the subject of the amended complaint in this investigation, and the Commission has *in personam* jurisdiction over SV for purposes of this Stipulation and proposed Consent Order.

2. SV agrees that it will not import into the United States, sell for importation into the United States, or sell within the United States after importation, any product that infringes claim 8 of United States Patent No. 5,446,507 ("the '507 Patent"), claim 1 of United States Patent No. 6,513,929 ("the '929 patent"); and/or claims 1-5 or 10 of 6,704,141 ("the '141 Patent") (collectively "Patents-In-Suit"), except under consent or license from Complainant, its successors or assignees.

3. SV expressly waives all rights to seek judicial review or otherwise challenge or contest the validity of the Consent Order.

4. SV will cooperate with and will not seek to impede by litigation or other means the Commission's efforts to gather information under Subpart I of the Commission's Rules of Practice and Procedure, 19 C.F.R. Subchapter C, Part 210.

5. The enforcement, modification and revocation of the Consent Order will be carried out pursuant to Subpart I of the Commission's Rules of Practice and Procedure, 19 C.F.R. Subchapter C, Part 210.

6. The Consent Order shall not apply with respect to any claim of an intellectual property right that has expired or been found or adjudicated invalid or unenforceable by the Commission or a court or agency of competent jurisdiction, provided that such finding or judgment has become final and nonreviewable.

7. This Stipulation and Consent Order shall govern SV and its successors-in-interest, assigns, parents, and subsidiaries, including, but not limited to, officers, directors, trustees, principal shareholders, employees, representatives, and any others acting or purporting to act on their behalf, including, but not limited to, sales agents, representatives and distributors.

6. SV will not seek to challenge the validity of the Asserted Patents in any administrative or judicial proceeding to enforce the Consent Order.

7. The signing of this Consent Order Stipulation and the Consent Order is for settlement purposes only and does not constitute an admission by SV that an unfair act has been committed.

8. This Consent Order Stipulation and Consent Order are in the public interest.

IT IS SO STIPULATED.

January ___, 2008

____

Suzanne Lewsadder, President
SheerVision, Inc.
4030 Palos Verdes Drive North, Suite 104
Rolling Hills Estates, CA 90274

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

UNITED STATES INTERNATIONAL TRADE COMMISSION

WASHINGTON, DC

Before the Honorable Charles E. Bullock

In the Matter of CERTAIN MAGNIFYING LOUPE PRODUCTS AND COMPONENTS THEREOF	Investigation No. 337-TA-611

CONSENT ORDER (PROPOSED)

The United States International Trade Commission on August 1, 2007 (72 Fed. Reg. 42111-42112 (Aug. 1, 2007), instituted the above-captioned investigation under Section 337 of the Tariff Act of 1930, as amended, (19 U.S.C. § 1337) naming several respondents, including Sheervision, Inc. ("Respondent" or "SV"), based upon the allegations contained in the complaint filed by Complainant General Scientific Corporation ("GSC" or "Complainant"), which allege unfair acts in the importation into the United States, the sale for importation and the sale within the United States after importation of certain magnifying loupe products.

SV has executed a Consent Order Stipulation in which it agrees to the entry of this Consent Order and to all waivers and other provisions as required by Commission Rule of Practice and Procedure 210.21(c) (19 C.F.R. § 210.21(c)). GSC and SV have filed a Joint Motion to Terminate the Investigation as to SV based upon a Settlement Agreement and Consent Order.

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

IT IS HEREBY ORDERED THAT:

1. Upon entry of this Consent Order, SV shall not sell for importation, import into the United States or sell in the United States after importation, or knowingly aid, abet, encourage, participate in, or induce the sale for importation, importation into the United States or sale in the United States after importation of a magnifying loupe product that infringes claim 8 of United States Patent No. 5,446,507 ("the '507 Patent"), claim 1 of United States Patent No. 6,5 13,929 ("the '929 patent"); and/or claims 1-5 or 10 of 6,704,141 ("the '141 Patent") (collectively "Patents-In-Suit") except under consent or license from Complainants, their successors or assignees.

2. This Consent Order shall be applicable to and binding upon SV, its officers, directors, agents, servants, employees, and all persons, firms, or corporations acting or claiming to act on their behalf or under its direction or authority.

3. SV shall be precluded from seeking judicial review or otherwise challenging or contesting the validity of this Consent Order.

4. SV shall cooperate with and shall not seek to impede by litigation or other means the Commission's efforts to gather information under Subpart I of the Commission's Rules of Practice and Procedure, 19 C.F.R. Part 210.

5. SV shall not seek to challenge and is precluded from making any challenges to the validity of the asserted claims of the Patents-In-Suit in any administrative or judicial proceeding to enforce the Consent Order.

6. This Consent Order shall become null and void as to the respective Patents-In-Suit on their respective dates of expiration.

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

7. If any claim of Patents-In-Suit is held invalid or unenforceable by a court or agency of competent jurisdiction, in a final decision, no longer subject to appeal, this order shall become null and void as to any such invalid or unenforceable claims..

8. The entry of this Consent Order does not constitute a determination as to violation of 19 U.S.C. § 1337 by SV.

9. This investigation is hereby terminated with respect to SV. SV is hereby dismissed as a named respondent in this investigation provided, however, that enforcement, modification, or revocation of this Consent Order shall be carried out pursuant to Subpart I of the Commission's Rules of Practice and Procedure, 19 C.F.R. Part 210. In determining whether SV is in violation of this Consent Order, the Commission may infer facts adverse to SV if SV fails to provide adequate or timely information.

BY ORDER OF THE COMMISSION:

LOUPE701607

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**